            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

--------------------------------------------------------------------------------

                   Payment Date Statement: September 20, 2002

a. Aggregate Amount of Collections                               $396,181,571.30
   Aggregate Amount of Non-Principal Collections                   $2,701,484.85
   Aggregate Amount of Principal Collections                     $393,480,086.45
   Pool Balance                                                  $699,281,421.47
   Residual Participation Amount                                 $199,281,421.47
   Excess Funding Account                                                  $0.00

b. Series Allocation Percentage                                          100.00%
   Floating Allocation Percentage                                         71.50%
   Principal Allocation Percentage                                           N/A

c. Total Amount Distributed on Series 2000-1                         $840,659.72

d. Amount of Such Distribution Allocable to Principal on 2000-1            $0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1       $840,659.72

f. Noteholder Default Amount                                               $0.00

g. Required Subordinated Draw Amount                                       $0.00

h. Noteholder Charge Offs                                                  $0.00
   Amounts of Reimbursements                                               $0.00

i. Monthly Servicing Fee                                             $582,734.52
   Noteholder Monthly Servicing Fee                                  $416,666.67

j. Controlled Deposit Amount                                               $0.00

k. Series 2000-1 Invested Amount at end of period (Gross)        $500,000,000.00
   Outstanding Principal Balance                                 $500,000,000.00

l. Available Subordinated Amount                                  $86,998,882.77

m. Carry-over Amount                                                       $0.00

n. Reserve Account Balance                                         $1,750,000.00

o. Principal Funding Account Balance                                       $0.00
   Yield Supplement Account Balance                                $1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
24-Sep-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------



TRANSACTION SUMMARY
-------------------


                                                 From             To        Days
                                                 ----             --        ----
Current Interest Period                        8/20/2002       9/19/2002     31

Series Allocation Percentage                                                                                    100.00%
Initial Principal Balance                                                                               $500,000,000.00
Outstanding Principal Balance                                                                           $500,000,000.00
Principal Balance of Receivables for Determination Date                                                 $696,212,233.46
Amount Invested in Receivables on Series Issuance Date                                                  $500,000,000.00
Initial Invested Amount                                                                                 $500,000,000.00
Invested Amount at the Beginning of Period                                                              $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)                                                  $500,000,000.00
Required Subordinated Amount                                                                             $86,998,882.77

Excess Funding Account                                                                                            $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)                                             $500,000,000.00
Available Subordinated Amount (previous period)                                                          $88,487,851.66
Incremental Subordinated Amount (previous period)                                                        $40,542,646.18


RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                                                                  $1,750,000.00
Yield Supplement Account Beginning Balance                                                                $1,750,000.00
Yield Supplement Account Required Amount                                                                  $1,750,000.00

Reserve Account Initial Deposit                                                                           $1,750,000.00
Reserve Account Required Amount                                                                           $1,750,000.00
Reserve Account Beginning Balance                                                                         $1,750,000.00


Outstanding Carryover Amount - Beginning Balance                                                                  $0.00
Withdrawal from Yield Supplement Account                                                                          $0.00
Outstanding Carryover Amount - Ending Balance                                                                     $0.00
Yield Supplement Account Balance - Ending Balance                                                         $1,750,000.00
Yield Supplement Account Deposit Amount                                                                           $0.00

Withdrawal from Reserve Account                                                                                   $0.00
Reserve Account Ending Balance                                                                            $1,750,000.00
Reserve Account  Deposit Amount                                                                                   $0.00

1-month LIBOR Rate (annualized)                                                                              1.7975000%
Certificate Coupon (annualized)                                                                                 1.9525%
Prime Rate (annualized)                                                                                      4.7500000%
Servicing Fee Rate (annualized)                                                                                  1.000%
Excess Spread                                                                                                1.2775000%


TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                                                 $695,286,982.62
Pool Balance at the Ending of Period                                                                    $699,281,421.47
Average Aggregate Principal Balance                                                                     $697,284,202.05
Aggregate Principal Collections                                                                         $393,480,086.45
New Principal Receivables                                                                               $397,511,659.30
Receivables Added for Additional Accounts                                                                         $0.00
Noteholder Default Amount                                                                                         $0.00
Net Losses                                                                                                        $0.00
Noteholder Charge-offs                                                                                            $0.00
Miscellaneous Paymnets (Adjustments and Transfer                                                                  $0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as                                                              $0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                                                                            $0.00
Ineligible Receivables                                                                                            $0.00
Excess Funding Account at Date of Determination                                                                   $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                                                        $0.00


MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                                                             $0.00
Spread Over/Under Prime for Portfolio                                                                            -0.52%
Weighted Average Interest Rate                                                                                    4.23%
Previously waived Monthly Servicing Fee                                                                           $0.00


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                                                        0.00%


PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                                        $44,683,839.10
Used Vehicle Percentage                                                                                          6.390%
Used Vehicle Percentage During Last Collection Period                                                            6.067%
Early Amortization Event?                                                                                      NO
Largest Dealer or Dealer Affiliation Balance                                                             $35,463,600.23
Largest Dealer Percentage                                                                                        5.101%

Aggregate Principal Amount of Receivables of Dealers over 2%                                             $49,839,857.52


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                                         $396,181,571.30
Aggregate Amount of Non-principal Collections (including insurance proceeds & rebates)                    $2,701,484.85
Investment Proceeds                                                                                           $5,097.16
Aggregate Amount of Principal Collections                                                               $393,480,086.45
Asset Receivables Rate                                                                                           3.154%
Use Asset Receivables Rate?                                                                              NO
Carryover Amount (this Distribution Date)                                                                           N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                                            56.43%
Previous Collection Period Monthly Payment Rate                                                 57.81%
Monthly Payment Rate 2 collection periods ago                                                   48.86%
3-month Average Payment Rate                                                                    54.37%
Early Amortization Event?                                                                         NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                                         YES
Last Day of Revolving Period                                                                     N/A
Invested Amount as of Last Day of Revolving Period                                               N/A
Accumulation Period Length (months)                                                              N/A
First Accumulation Date                                                                    TO BE DETERMINED
Expected Final Payment Date                                                                      N/A
Required Participation Percentage                                                              104.00%
Principal Funding Account Balance                                                                                 $0.00
Principal Payment Amount                                                                                          $0.00
Controlled Accumulation Amount                                                                                    $0.00


TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------


Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                                                                $840,659.72
2.  Noteholder Monthly Servicing Fee Distribution                                                           $416,666.67
3.  Reserve Account Deposit Amount Distribution                                                                   $0.00
4.  Noteholder Default Amount Distribution                                                                        $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)                                      $0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount                                                $0.00
6.  Outstanding Carryover Amount Distribution                                                                     $0.00
7.  Yield Supplement Account Deposit Amount Distribution                                                          $0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                                                          $0.00
                                                                                                                  -----
            Excess Servicing                                                                                $674,288.53


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                                                                 $0.00
Required Subordinated Draw Amount                                                                                 $0.00

EXCESS FUNDING ACCOUNT
----------------------

Withdrawals to purchase Receivables (Since Issuance Date)                                                         $0.00
Additions in connection with a reduction in Receivables                                                           $0.00
Transfers to Principal Funding Account                                                                            $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
   24-Sep-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                    Collections            Accrual   Distribution
                    -----------            -------   ------------
From:                 20-Aug-02
To:                   19-Sep-02
Days:                        31

  LIBOR Rate         1.7975000%
    (1 month)

Series #                 1        Active
VCI Rating:             N/A



               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                             Series                                           Required         Required        Outstanding
Series       Series        Allocation      Invested        Subordinated    Participation    Participation         Note
Number        Name         Percentage       Amount            Amount         Percentage        Amount            Balance
------   ---------------   ----------   ---------------   --------------   -------------   ---------------   ---------------
           Trust                        $500,000,000.00   $86,998,882.77        N/A        $606,998,882.77
         1 Series 2000-1     100.00%    $500,000,000.00   $86,998,882.77      104.00%      $606,998,882.77   $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
24-Sep-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

INITIAL AMOUNTS                                                             EXCESS SPREAD CALCULATION
---------------                                                             -------------------------
Initial Invested Amount                          $500,000,000.00            Weighted Average Rate Charged to Dealers        4.230%
Invested Amount                                  $500,000,000.00            LIBOR                                           1.798%
Controlled Accumulation Amount                             $0.00            Note Rate (LIBOR+15.5 b.p.)                     1.953%
Required Subordinated Amount                      $86,998,882.77            Servicing Fee Rate                              1.000%
Annualized Servicing Fee Rate                              1.00%            Investor Net Losses                             0.000%
                                                                                                                            ------
First Controlled Accumulation Date           TO BE DETERMINED               Excess Spread                                   1.278%
Accumulation Period Length (months)                  N/A
Expected Final Payment Date                          N/A
Initial Settlement Date                                10-Aug-00
Required Participation Percentage                        104.00%
Subordinated Percentage                                  9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                                       Required              Excess
                                                      Series 2000-1                Invested          Subordinated            Funding
Principal Receivables                                     Total                     Amount              Amount               Amount
---------------------                                 -------------                --------          ------------            -------
Series Allocation Percentage                             100.00%
Beginning Balance                                      $500,000,000.00           $500,000,000.00      $86,998,882.77          $0.00
  Floating Allocation Percentage                         71.50%                     71.50%
  Principal Allocation Percentage                          N/A                       N/A

Principal Collections                                  $393,480,086.45           $393,480,086.45                 N/A            N/A
New Principal Receivables                              $397,511,659.30           $397,511,659.30                 N/A            N/A
Principal Default Amounts                                        $0.00                     $0.00                 N/A            N/A
Receivables Added for Additional Accounts                        $0.00                     $0.00                 N/A            N/A
Controlled Deposit Amount                                        $0.00                       N/A                 N/A            N/A

"Pool Factor"                                                                      100.00000000%

Ending Balance                                         $500,000,000.00           $500,000,000.00      $86,998,882.77          $0.00
  Floating Allocation Percentage                         71.50%                     71.50%


Non-Principal Receivables
-------------------------

Non-Principal Collections                                $1,931,614.92
Recoveries on Receivables Written Off                            $0.00
Investment Proceeds                                          $5,097.16

VW CREDIT, INC. -- SERVICER                                              Page 4
24-Sep-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE



Subordinated Amount & Reserve Fund                                Current                Previous
----------------------------------                                -------                --------
Available Subordination Amount (Previous)                      $88,487,851.66        $84,074,677.34
  Required Subordination Draw Amount                                    $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                    $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                    $0.00                 $0.00
                                                                       ------                 -----
Available Noteholder Principal Collections
(1) Subtotal                                                   $88,487,851.66        $84,074,677.34
(2) Subordination Percentage* Series 2000-1 Invested           $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                        $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                   $0.00                 $0.00
(c) Incremental Subordinated Amount                            $39,053,677.29        $40,542,646.18
(d) Payments from Excess Funding Account to Residual                    $0.00                 $0.00
Interestholder

Available Subordinated Amount                                  $86,998,882.77        $88,487,851.66

  Overconcentration Amount                                     $49,839,857.52        $51,444,512.79

Beginning Reserve Account Balance                               $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                 $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                         $0.00                 $0.00
Reserve Account Deposit Amount                                          $0.00                 $0.00
Ending Reserve Account Balance                                  $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                             $2,701,484.85         $2,724,844.92
  Noteholder Non-Principal Collections                          $1,931,614.92         $1,959,510.96
  Residual Interestholder Non-   Principal Collections            $769,869.93           $765,333.96
Investment Proceeds                                                 $5,097.16             $5,220.76
Reserve Fund Balance                                            $1,750,000.00         $1,750,000.00
                                                               --------------         -------------
Total Non-Principal Available                                   $4,456,582.01         $4,480,065.68

Interest Shortfall                                                      $0.00                 $0.00
Additional Interest                                                     $0.00                 $0.00
Carry-over Amount                                                       $0.00                 $0.00
Carry-over Shortfall                                                    $0.00                 $0.00
Additional Interest on Carry-over Shortfall                             $0.00                 $0.00

Monthly Servicing Fee                                             $582,734.52           $579,405.82
Noteholder Monthly Servicing Fee                                  $416,666.67           $416,666.67